Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2022, with respect to the consolidated financial statements included in the Annual Report of PureCycle Technologies, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of PureCycle Technologies, Inc. on Form S-8 (File No. 333-257472).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 29, 2022